                                        NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS SECOND QUARTER 2024 RESULTS

HOUSTON, August 6, 2024 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended June 30, 2024.

•Net Income of $18.6 million, or $0.32 per diluted share
•Adjusted Net Income of $28.5 million, or $0.49 per diluted share
•Adjusted EBITDA of $81.6 million
•Executed Billings turnaround on time and on budget
•Completed comprehensive working capital refinancing as of May 31, 2024
•Repurchased $66 million of common stock in the second quarter

Par Pacific reported net income of $18.6 million, or $0.32 per diluted share, for the quarter ended June 30, 2024, compared to net income of $30.0 million, or $0.49 per diluted share, for the same quarter in 2023. Second quarter 2024 Adjusted Net Income was $28.5 million, compared to $105.0 million in the second quarter of 2023. Second quarter 2024 Adjusted EBITDA was $81.6 million, compared to $150.8 million in the second quarter of 2023. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“Consistent refining operations and steady contributions from our retail and logistics segments drove solid financial results,” said Will Monteleone, President and Chief Executive Officer. “Additionally, the successful Billings turnaround was a major step towards achieving our longer-term throughput objectives at the site. Safe and reliable operations and crisp project execution across our system remain our key focus areas.”

Refining
The Refining segment reported operating income of $41.2 million in the second quarter of 2024, compared to $44.1 million in the second quarter of 2023. Adjusted Gross Margin for the Refining segment was $176.6 million in the second quarter of 2024, compared to $205.6 million in the second quarter of 2023.

Refining segment Adjusted EBITDA was $60.1 million in the second quarter of 2024, compared to $128.6 million in the second quarter of 2023.

Hawaii
The 3-1-2 Singapore Crack Spread was $12.49 per barrel in the second quarter of 2024, compared to $13.72 per barrel in the second quarter of 2023. Throughput in the second quarter of 2024 was 81 thousand barrels per day (Mbpd), compared to 84 Mbpd for the same quarter in 2023. Production costs were $4.50 per throughput barrel in the second quarter of 2024, compared to $4.33 per throughput barrel in the same period of 2023.

The Hawaii refinery’s Adjusted Gross Margin was $10.07 per barrel during the second quarter of 2024, including a net price lag impact of approximately $1.7 million, or $0.23 per barrel, compared to $12.08 per barrel during the second quarter of 2023.

Montana
The RVO Adjusted USGC 3-2-1 Index averaged $17.93 per barrel in the second quarter of 2024, compared to $23.20 in the second quarter of 2023. The Montana refinery’s throughput in the second quarter of 2024 was 38 Mbpd, including the turnaround impact, compared to 63 Mbpd for the same quarter in 2023. Production costs were $16.18 per throughput barrel, compared to $8.07 per throughput barrel in the same period of 2023.

The Montana refinery’s Adjusted Gross Margin was $16.89 per barrel during the second quarter of 2024, compared to $30.98 per barrel during the second quarter of 2023.

Washington
The RVO Adjusted Pacific Northwest 3-1-1-1 Index averaged $22.54 per barrel in the second quarter of 2024, compared to $25.13 per barrel in the second quarter of 2023. The Washington refinery’s throughput was 41 Mbpd in the second quarter of 2024, compared to 41 Mbpd in the second quarter of 2023. Production costs were $3.66 per throughput barrel in the second quarter of 2024, compared to $3.98 per throughput barrel in the same period of 2023.

The Washington refinery’s Adjusted Gross Margin was $4.67 per barrel during the second quarter of 2024, compared to $6.37 per barrel during the second quarter of 2023.

Wyoming
The RVO Adjusted USGC 3-2-1 Index averaged $17.93 per barrel in the second quarter of 2024, compared to $21.65 per barrel in the second quarter of 2023. The Wyoming refinery’s throughput was 20 Mbpd in the second quarter of 2024, compared to 17 Mbpd in the second quarter of 2023. Production costs were $7.08 per throughput barrel in the second quarter of 2024, compared to $8.30 per throughput barrel in the same period of 2023.

The Wyoming refinery's Adjusted Gross Margin was $14.74 per barrel during the second quarter of 2024, compared to $20.56 per barrel during the second quarter of 2023. Adjusted Gross Margin includes an immaterial FIFO impact during the second quarter of 2024.

Retail
The Retail segment reported operating income of $16.1 million in the second quarter of 2024, compared to $15.2 million in the second quarter of 2023. Adjusted Gross Margin for the Retail segment was $41.6 million in the second quarter of 2024, compared to $39.2 million in the same quarter of 2023.

Retail segment Adjusted EBITDA was $18.7 million in the second quarter of 2024, compared to $18.0 million in the second quarter of 2023. The Retail segment reported sales volumes of 30.5 million gallons in the second quarter of 2024, compared to 29.4 million gallons in the same quarter of 2023. Second quarter 2024 same store sales fuel volumes and merchandise revenue increased by 1.3% and 1.8%, respectively, compared to the second quarter of 2023.

Logistics
The Logistics segment reported operating income of $18.0 million in the second quarter of 2024, compared to $20.7 million in the second quarter of 2023. Adjusted Gross Margin for the Logistics segment was $30.8 million in the second quarter of 2024, compared to $29.6 million in the same quarter of 2023.

Logistics segment Adjusted EBITDA was $26.1 million in the second quarter of 2024, compared to $26.0 million in the second quarter of 2023.

Liquidity
Net cash used in operations totaled $(4.7) million for the three months ended June 30, 2024, including working capital outflows of $(61.3) million and deferred turnaround expenditures of $(28.8) million. Excluding these items, net cash provided by operations was $85.4 million for the three months ended June 30, 2024. Net cash provided by operations was $173.1 million for the three months ended June 30, 2023. Net cash used in investing activities totaled $(35.4) million for the three months ended June 30, 2024, consisting primarily of capital expenditures, compared to $(623.6) million for the three months ended June 30, 2023, consisting primarily of cash used to fund the Billings acquisition purchase price and the purchase of the related hydrocarbon inventory. Net cash used in financing activities totaled $(8.6) million for the three months ended June 30, 2024, compared to $(19.9) million for the three months ended June 30, 2023.

On May 31, 2024, Par Pacific successfully completed its previously announced comprehensive refinancing. The Company’s ABL credit facility was upsized to $1.4 billion in conjunction with the replacement of its Hawaii intermediation facility with a new crude-only intermediation. These financing activities, coupled with the previously announced term loan repricing, are expected to result in annual cash savings of approximately $13 million.

At June 30, 2024, Par Pacific’s cash balance totaled $179.7 million, gross term debt was $547.6 million, and total liquidity was $520.4 million. Net term debt was $367.9 million at June 30, 2024. In the second quarter of 2024, the Company repurchased $66.2 million of common stock. Through August 5, 2024, the Company repurchased an additional $17.6 million of common stock.

Laramie Energy
In conjunction with Laramie Energy LLC’s (“Laramie’s”) refinancing and subsequent cash distribution to Par Pacific during the first quarter of 2023, we resumed the application of equity method accounting for our investment in Laramie effective February 21, 2023. During the second quarter of 2024, we received a cash distribution of $1.5 million from Laramie and recorded $(1.4) million of equity losses. Laramie’s total net loss was $(6.5) million in the second quarter of 2024, including unrealized losses on derivatives of $(3.3) million, compared to net income of $6.7 million in the second quarter of 2023. Laramie’s total Adjusted EBITDAX was $10.0 million in the second quarter of 2024, compared to $10.2 million in the second quarter of 2023.

Conference Call Information
A conference call is scheduled for Wednesday, August 7, 2024 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-833-974-2377 inside the U.S. or 1-412-317-5782 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until August 21, 2024 and may be accessed by calling 1-877-344-7529 inside the U.S. or 1-412-317-0088 outside the U.S. and using the conference ID 1873246.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. Par Pacific owns and operates 219,000 bpd of combined refining capacity across four locations in Hawaii, the Pacific Northwest and the Rockies, and an extensive energy infrastructure network, including 13 million barrels of storage, and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the Hele retail brand in Hawaii and the “nomnom” convenience store chain in the Pacific Northwest. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; anticipated free cash flows; anticipated refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire, and develop energy, related retailing, and infrastructure businesses; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and sales; the anticipated synergies and other benefits of the Billings refinery and associated marketing and logistics assets (“Billings Acquisition”), including renewable growth opportunities, the anticipated financial and operating results of the Billings Acquisition and the effect on Par Pacific's cash flows and profitability (including Adjusted EBITDA and Adjusted Net Income and Free Cash Flow per share), and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that we file with the Securities and Exchange Commission. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; the Russia-Ukraine war, Israel-Palestine conflict, Houthi attacks in the Red Sea, Iranian activities in the Strait of Hormuz and their potential impacts on global crude oil markets and our business; operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; changes in the labor market; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events, or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel
VP, Investor Relations & Sustainability
(832) 916-3355
apatel@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$2,017,468	$1,783,927	$3,998,303	$3,469,136
Operating expenses
Cost of revenues (excluding depreciation)	1,770,197	1,574,806	3,517,675	2,863,826
Operating expense (excluding depreciation)	144,080	101,843	297,340	184,963
Depreciation and amortization	32,144	28,216	64,800	52,576
General and administrative expense (excluding depreciation)	23,168	23,168	64,923	42,454
Equity earnings from refining and logistics investments	(3,744)	(425)	(9,838)	(425)
Acquisition and integration costs	(152)	7,273	91	12,544
Par West redevelopment and other costs	3,071	2,613	5,042	5,363
Loss on sale of assets, net	63	—	114	—
Total operating expenses	1,968,827	1,737,494	3,940,147	3,161,301
Operating income	48,641	46,433	58,156	307,835
Other income (expense)
Interest expense and financing costs, net	(20,434)	(14,909)	(38,318)	(31,159)
Debt extinguishment and commitment costs	(1,418)	38	(1,418)	(17,682)
Other income (loss), net	(124)	379	(2,700)	344
Equity earnings (losses) from Laramie Energy, LLC	(1,360)	—	3,203	10,706
Total other expense, net	(23,336)	(14,492)	(39,233)	(37,791)
Income before income taxes	25,305	31,941	18,923	270,044
Income tax expense	(6,667)	(1,928)	(4,036)	(2,141)
Net income	$18,638	$30,013	$14,887	$267,903

Weighted-average shares outstanding
Basic	57,239	60,399	57,936	60,255
Diluted	58,045	60,993	58,402	61,020

Income per share
Basic	$0.33	$0.50	$0.26	$4.45
Diluted	$0.32	$0.49	$0.25	$4.39
Balance Sheet Data
(Unaudited)
(in thousands)

	June 30, 2024	December 31, 2023
Balance Sheet Data
Cash and cash equivalents	$179,658	$279,107
Working capital (1)	589,809	190,042
ABL Credit Facility	525,000	115,000
Term debt (2)	547,556	550,621
Total debt, including current portion	1,058,755	650,858
Total stockholders’ equity	1,265,780	1,335,424

_______________________________________
(1)Working capital is calculated as (i) total current assets excluding cash and cash equivalents less (ii) total current liabilities excluding current portion of long-term debt. Total current assets include inventories stated at the lower of cost or net realizable value.
(2)Term debt includes the Term Loan Credit Agreement and other long-term debt.

Operating Statistics
The following table summarizes key operational data:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total Refining Segment
Feedstocks throughput (Mbpd) (1)	179.8	162.3	180.0	147.7
Refined product sales volume (Mbpd) (1)	191.2	168.8	192.0	159.1

Hawaii Refinery
Feedstocks throughput (Mbpd)	81.0	84.1	80.2	80.2

Yield (% of total throughput)
Gasoline and gasoline blendstocks	27.3%	26.8%	26.2%	26.8%
Distillates	37.9%	41.0%	38.0%	40.1%
Fuel oils	30.0%	28.2%	32.0%	28.8%
Other products	1.4%	0.8%	0.1%	1.2%
Total yield	96.6%	96.8%	96.3%	96.9%

Refined product sales volume (Mbpd)	82.2	87.2	84.9	88.8

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$10.07	$12.08	$12.02	$15.41
Production costs per bbl ($/throughput bbl) (3)	4.50	4.33	4.67	4.43
D&A per bbl ($/throughput bbl)	0.57	0.67	0.58	0.70

Montana Refinery
Feedstocks Throughput (Mbpd) (1)	37.7	62.6	45.1	62.6

Yield (% of total throughput)
Gasoline and gasoline blendstocks	56.6%	46.3%	51.3%	46.3%
Distillates	25.2%	29.3%	29.6%	29.3%
Asphalt	6.9%	13.3%	8.7%	13.3%
Other products	5.0%	6.1%	4.5%	6.1%
Total yield	93.7%	95.0%	94.1%	95.0%

Refined product sales volume (Mbpd) (1)	48.2	59.3	49.9	59.3

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$16.89	$30.98	$15.20	$30.98
Production costs per bbl ($/throughput bbl) (3)	16.18	8.07	14.09	8.07
D&A per bbl ($/throughput bbl)	1.84	1.85	1.59	1.85

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Washington Refinery
Feedstocks throughput (Mbpd)	41.2	40.9	36.3	40.3

Yield (% of total throughput)
Gasoline and gasoline blendstocks	24.7%	24.0%	24.2%	23.8%
Distillate	34.4%	34.8%	34.0%	34.6%
Asphalt	18.0%	19.5%	19.3%	19.0%
Other products	20.0%	18.3%	19.1%	18.7%
Total yield	97.1%	96.6%	96.6%	96.1%

Refined product sales volume (Mbpd)	40.2	44.8	38.2	42.8

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$4.67	$6.37	$5.30	$8.66
Production costs per bbl ($/throughput bbl) (3)	3.66	3.98	4.70	4.11
D&A per bbl ($/throughput bbl)	1.83	1.82	2.09	1.81

Wyoming Refinery
Feedstocks throughput (Mbpd)	19.9	16.7	18.4	16.8

Yield (% of total throughput)
Gasoline and gasoline blendstocks	44.3%	43.7%	46.8%	45.6%
Distillate	48.9%	48.7%	47.6%	47.3%
Fuel oils	2.2%	2.6%	2.1%	2.5%
Other products	3.1%	2.5%	2.1%	1.7%
Total yield	98.5%	97.5%	98.6%	97.1%

Refined product sales volume (Mbpd)	20.6	17.3	19.0	17.7

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$14.74	$20.56	$14.83	$24.05
Production costs per bbl ($/throughput bbl) (3)	7.08	8.30	7.46	7.85
D&A per bbl ($/throughput bbl)	2.36	2.93	2.56	2.85

Market Indices ($ per barrel)
3-1-2 Singapore Crack Spread (4)	$12.49	$13.72	$15.58	$17.45
RVO Adj. Pacific Northwest 3-1-1-1 Index (5)	22.54	25.13	21.51	25.21
RVO Adj. USGC 3-2-1 Index (6)	17.93	21.65	19.63	24.09

Crude Oil Prices ($ per barrel)
Brent	$85.03	$77.73	$83.39	$79.90
WTI	80.66	73.56	78.78	74.77
ANS	86.42	78.26	83.87	78.63
Bakken Clearbrook	79.95	75.37	77.13	77.25
WCS Hardisty	67.21	60.07	63.33	58.38
Brent M1-M3	1.30	0.44	1.18	0.48

Retail Segment
Retail sales volumes (thousands of gallons)	30,523	29,373	59,953	56,572
________________________________________
(1)Feedstocks throughput and sales volumes per day for the Montana refinery for the three and six months ended June 30, 2023, are calculated based on the 30-day period for which we owned the Montana refinery in the second quarter of 2023. As such, the amounts for the total refining segment represent the sum of the Hawaii, Washington, and Wyoming refineries’ throughput or sales volumes averaged over the three and six months ended June 30, 2023, plus the Montana refinery’s throughput or sales volumes averaged over the periods from June 1, 2023, to June 30, 2023. The 2024 amounts for the total refining segment represent the sum of the Hawaii, Montana, Washington, and Wyoming refineries’ throughput or sales volumes averaged over the three and six months ended June 30, 2024.
(2)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method.
(3)Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refineries including personnel costs, repair and maintenance costs, insurance, utilities, and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our condensed consolidated statements of operations, which also includes costs related to our bulk marketing operations and severance costs.
(4)We believe the 3-1-2 Singapore Crack Spread (or three barrels of Brent crude oil converted into one barrel of gasoline and two barrels of distillates (diesel and jet fuel)) is the most representative market indicator for our operations in Hawaii.
(5)We believe the RVO Adjusted Pacific Northwest 3-1-1-1 (or three barrels of WTI crude oil converted into one barrel of Pacific Northwest gasoline, one barrel of Pacific Northwest ULSD and one barrel of USGC VGO, less 100% of the RVO cost for gasoline and ULSD) is the most representative market indicator for our operations in Washington.
(6)We believe the RVO Adjusted USGC 3-2-1 (or three barrels of WTI crude oil converted into two barrels of USGC gasoline and one barrel of USGC ULSD, less 100% of the RVO cost) is the most representative market indicator for our operations in Montana and Wyoming.
Non-GAAP Performance Measures
Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.
We believe Adjusted Gross Margin (as defined below) provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation and amortization. Management uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. We believe Adjusted Net Income (Loss) and Adjusted EBITDA (as defined below) are useful supplemental financial measures that allow investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. We believe Adjusted EBITDA by segment (as defined below) is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis.
Beginning with financial results reported for the second quarter of 2023, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA also exclude our portion of interest, taxes, and depreciation expense from our refining and logistics investments acquired on June 1, 2023, as part of the Billings Acquisition.
Beginning with financial results reported for the fourth quarter of 2023, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA excludes all hedge losses (gains) associated with our Washington ending inventory and LIFO layer increment impacts associated with our Washington inventory. In addition, we have modified our environmental obligation mark-to-market adjustment to include only the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington Climate Commitment Act (“Washington CCA”) and Clean Fuel Standard. This modification was made as part of our change in how we estimate our environmental obligation liabilities.
Beginning with financial results reported for the fourth quarter of 2023, Adjusted Net Income (loss) excludes unrealized interest rate derivative losses (gains) and all Laramie Energy related impacts with the exception of cash distributions. We have recast Adjusted Net Income (Loss) for prior periods when reported to conform to the modified presentation.

Beginning with financial results reported for the first quarter of 2024, Adjusted Net Income (loss) also excludes other non-operating income and expenses. This modification improves comparability between periods by excluding income and expenses resulting from non-operating activities.
Adjusted Gross Margin
Adjusted Gross Margin is defined as operating income (loss) excluding:

•	operating expense (excluding depreciation);
•	depreciation and amortization (“D&A”);
•	Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments;
•	impairment expense;
•	loss (gain) on sale of assets, net;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•	Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard); and
•	unrealized loss (gain) on derivatives.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended June 30, 2024	Refining	Logistics	Retail
Operating income	$41,206	$18,041	$16,053
Operating expense (excluding depreciation)	116,509	4,701	22,870
Depreciation and amortization	21,691	7,193	2,675
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	661	761	—
Inventory valuation adjustment	(21,101)	—	—
Environmental obligation mark-to-market adjustments	(3,504)	—	—
Unrealized loss on commodity derivatives	21,141	—	—
Loss on sale of assets, net	—	63	—
Adjusted Gross Margin (1)	$176,603	$30,759	$41,598

Three months ended June 30, 2023	Refining	Logistics	Retail
Operating income	$44,139	$20,691	$15,220
Operating expense (excluding depreciation)	76,971	3,596	21,276
Depreciation and amortization	19,826	5,059	2,732
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	—	207	—
Inventory valuation adjustment	33,118	—	—
Environmental obligation mark-to-market adjustments	9,343	—	—
Unrealized loss on commodity derivatives	22,178	—	—
Adjusted Gross Margin (1)	$205,575	$29,553	$39,228

Six Months Ended June 30, 2024	Refining	Logistics	Retail
Operating income	$63,806	$38,415	$27,049
Operating expense (excluding depreciation)	242,977	8,513	45,850
Depreciation and amortization	43,961	13,968	5,791
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	1,379	1,689	—
Inventory valuation adjustment	(20,476)	—	—
Environmental obligation mark-to-market adjustments	(13,767)	—	—
Unrealized loss on commodity derivatives	65,833	—	—
Loss (gain) on sale of assets, net	—	124	(10)
Adjusted Gross Margin (1)	$383,713	$62,709	$78,680

Six Months Ended June 30, 2023	Refining	Logistics	Retail
Operating income	$307,276	$33,299	$28,694
Operating expense (excluding depreciation)	135,853	7,043	42,067
Depreciation and amortization	35,549	10,093	5,811
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	—	207	—
Inventory valuation adjustment	53,976	—	—
Environmental obligation mark-to-market adjustments	(123,958)	—	—
Unrealized loss on commodity derivatives	8,508	—	—
Adjusted Gross Margin (1)	$417,204	$50,642	$76,572
________________________________________
(1)For the three and six months ended June 30, 2024 and 2023, there was no impairment expense recorded in Operating income. For the three and six months ended June 30, 2023, there was no (gain) loss on sale of assets recorded in Operating income.

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as Net income (loss) excluding:

•
inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);

•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	debt extinguishment and commitment costs;
•	increase in (release of) tax valuation allowance and other deferred tax items;
•	changes in the value of contingent consideration and common stock warrants;
•	severance costs and other non-operating expense (income);
•	(gain) loss on sale of assets;
•	impairment expense;
•	impairment expense associated with our investment in Laramie Energy; and
•	Par’s share of equity losses from Laramie Energy, LLC, excluding cash distributions.
Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding:

•	D&A;
•	interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain);
•	cash distributions from Laramie Energy, LLC to Par;
•	Par's portion of interest, taxes, and depreciation expense from refining and logistics investments; and
•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.

The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$18,638	$30,013	$14,887	$267,903
Inventory valuation adjustment	(21,101)	33,118	(20,476)	53,976
Environmental obligation mark-to-market adjustments	(3,504)	9,343	(13,767)	(123,958)
Unrealized loss on derivatives	21,104	21,635	64,952	7,965
Acquisition and integration costs	(152)	7,273	91	12,544
Par West redevelopment and other costs	3,071	2,613	5,042	5,363
Debt extinguishment and commitment costs	1,418	(38)	1,418	17,682
Changes in valuation allowance and other deferred tax items (1)	6,162	—	3,531	—
Severance costs and other non-operating expense (2)	—	1,070	16,138	1,070
Loss on sale of assets, net	63	—	114	—
Equity earnings from Laramie Energy, LLC, excluding cash distributions	2,845	—	(1,718)	—
Adjusted Net Income	28,544	105,027	70,212	242,545
Depreciation and amortization	32,144	28,216	64,800	52,576
Interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain)	20,471	15,452	39,199	31,702
Laramie Energy, LLC cash distributions to Par	(1,485)	—	(1,485)	(10,706)
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	1,422	207	3,068	207
Income tax expense (benefit)	505	1,928	505	2,141
Adjusted EBITDA (3)	$81,601	$150,830	$176,299	$318,465
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(1)For the three and six months ended June 30, 2024, we recognized a non-cash deferred tax expense of $6.2 million and $3.5 million, respectively, related to deferred state and federal tax liabilities, respectively. This tax benefit is included in Income tax expense (benefit) on our consolidated statements of operations. For the three and six months ended ended June 30, 2023, we did not have any adjustments to our valuation allowance and other deferred tax items.
(2)For the six months ended June 30, 2024, we incurred $13.1 million of stock-based compensation expenses associated with accelerated vesting of equity awards and modification of vested equity awards related to our CEO transition and $2.3 million for an estimated legal settlement unrelated to current operating activities.
(3)For the three and six months ended June 30, 2024 and 2023, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, or impairments associated with our investment in Laramie Energy. Please read the Non-GAAP Performance Measures discussion above for information regarding changes to the components of Adjusted Net Income (Loss) and Adjusted EBITDA made during the reporting periods.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted Net Income	$28,544	$105,027	$70,212	$242,545
Plus: effect of convertible securities	—	—	—	—
Numerator for diluted income per common share	$28,544	$105,027	$70,212	$242,545

Basic weighted-average common stock shares outstanding	57,239	60,399	57,936	60,255
Add dilutive effects of common stock equivalents	806	594	466	765
Diluted weighted-average common stock shares outstanding	58,045	60,993	58,402	61,020

Basic Adjusted Net Income per common share	$0.50	$1.74	$1.21	$4.03
Diluted Adjusted Net Income per common share	$0.49	$1.72	$1.20	$3.97

Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) excluding:

•	D&A;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	severance costs and other non-operating expense (income);
•	(gain) loss on sale of assets;
•	impairment expense; and
•	Par's portion of interest, taxes, and depreciation expense from refining and logistics investments.
Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (loss), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.

The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended June 30, 2024
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$41,206	$18,041	$16,053	$(26,659)
Depreciation and amortization	21,691	7,193	2,675	585
Inventory valuation adjustment	(21,101)	—	—	—
Environmental obligation mark-to-market adjustments	(3,504)	—	—	—
Unrealized loss on commodity derivatives	21,141	—	—	—
Acquisition and integration costs	—	—	—	(152)
Par West redevelopment and other costs	—	—	—	3,071
Severance costs and other non-operating expense	—	—	—	—
Loss on sale of assets, net	—	63	—	—
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	661	761	—	—
Other loss, net	—	—	—	(124)
Adjusted EBITDA (1)	$60,094	$26,058	$18,728	$(23,279)

	Three Months Ended June 30, 2023
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$44,139	$20,691	$15,220	$(33,617)
Depreciation and amortization	19,826	5,059	2,732	599
Inventory valuation adjustment	33,118	—	—	—
Environmental obligation mark-to-market adjustments	9,343	—	—	—
Unrealized loss on commodity derivatives	22,178	—	—	—
Acquisition and integration costs	—	—	—	7,273
Par West redevelopment and other costs	—	—	—	2,613
Severance costs and other non-operating expenses	—	—	—	1,070
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	—	207	—	—
Other income, net	—	—	—	379
Adjusted EBITDA (1)	$128,604	$25,957	$17,952	$(21,683)

	Six Months Ended June 30, 2024
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$63,806	$38,415	$27,049	$(71,114)
Depreciation and amortization	43,961	13,968	5,791	1,080
Inventory valuation adjustment	(20,476)	—	—	—
Environmental obligation mark-to-market adjustments	(13,767)	—	—	—
Unrealized loss on commodity derivatives	65,833	—	—	—
Acquisition and integration costs	—	—	—	91
Severance costs and other non-operating expenses	642	—	—	15,496
Par West redevelopment and other costs	—	—	—	5,042
Loss (gain) on sale of assets, net	—	124	(10)	—
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	1,379	1,689	—	—
Other loss, net	—	—	—	(2,700)
Adjusted EBITDA (1)	$141,378	$54,196	$32,830	$(52,105)

	Six Months Ended June 30, 2023
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$307,276	$33,299	$28,694	$(61,434)
Depreciation and amortization	35,549	10,093	5,811	1,123
Inventory valuation adjustment	53,976	—	—	—
Environmental obligation mark-to-market adjustments	(123,958)	—	—	—
Unrealized loss on commodity derivatives	8,508	—	—	—
Acquisition and integration costs	—	—	—	12,544
Severance costs and other non-operating expenses	—	—	—	1,070
Par West redevelopment and other costs	—	—	—	5,363
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	—	207	—	—
Other income, net	—	—	—	344
Adjusted EBITDA (1)	$281,351	$43,599	$34,505	$(40,990)
________________________________________
(1)For the three and six months ended June 30, 2024 and 2023, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, or impairments associated with our investment in Laramie Energy. For the three and six months ended June 30, 2023, there was no loss (gain) on sale of assets.

Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative loss (gain), loss (gain) on settled derivative instruments, interest expense, gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus accrual, equity-based compensation expense, loss (gain) on disposal of assets, phantom units, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$(6,466)	$6,709	$(57)	$57,527
Commodity derivative income	(4,560)	(12,384)	(10,587)	(34,840)
Gain (loss) on settled derivative instruments	7,815	4,411	8,636	(4,208)
Interest expense and loan fees	4,908	4,974	10,038	8,959
Gain on extinguishment of debt	—	—	—	10,098
Non-cash preferred dividend	—	—	—	2,910
Depreciation, depletion, amortization, and accretion	8,788	6,193	16,555	13,217
Phantom units	(859)	147	(286)	746
Loss on sale of assets, net	—	58	—	68
Expired acreage (non-cash)	398	116	565	112
Total Adjusted EBITDAX (1)	$10,024	$10,224	$24,864	$54,589
________________________________________
(1)For the three and six months ended June 30, 2024 and 2023, there was no exploration and geological and geographical expense, bonus accrual, or equity-based compensation expense.